EXHIBIT 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATIONS

I, Stephen N. Crea, certify that:

1.	I have reviewed this annual report on Form 10-K of Medis Technologies Ltd. (the “Registrant”); and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Stephen N. Crea
Stephen N. Crea Chief Financial Officer April 30, 2009